As filed with the Securities and Exchange Commission on April 12, 2006

Registration No. 333-[ ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SEVERN BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Maryland	52-1726127
(State of Incorporation)	(I.R.S. Employer Identification No.)

1919A West Street
Annapolis, Maryland 21401

(Address of principal executive offices)

Severn Bancorp, Inc. Stock Option and Incentive Plan

(Full title of the plan)

Alan J. Hyatt
President and Chief Executive Officer
Severn Bancorp, Inc.
1919A West Street
Annapolis, Maryland 21401
(410) 268-4554

(Name and address of agent for service)

Copies of Communications To:

Edward L. Lublin, Esq.
Francis E. Dehel, Esq.
Karim K. Shehadeh, Esq.
Blank Rome LLP
600 New Hampshire Avenue, NW
Washington, DC 20037
(202) 772-5800

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01 per share	158,400	$18.09	$2,864,697.00	$308.53

    (1) Pursuant to Rule 416(c), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Severn Bancorp, Inc. Stock Option and Incentive Plan (the “Plan”) being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

    (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the price at which stock options covered by this Registration Statement may be exercised and, in the case where such price is not known, upon the average of the high and low sale prices of the Common Stock, reported on the Nasdaq Capital Market within five business days prior to the filing of this registration statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) of PROSPECTUS

ITEM 1. PLAN INFORMATION

    Severn Bancorp, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 in order to register up to 158,400 shares of Common Stock, par value $.01 per share (“Common Stock”), offered to certain key employees and directors of the Registrant and its affiliates under the Plan. The documents containing the information required in Part I of the Registration Statement will be sent or given to each participant in the Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

    Upon written or oral request by a participant in the Plan, the Registrant will provide to such participant, without charge, any document incorporated by reference in Item 3 of Part II of this Registration Statement, which is incorporated by reference into the Section 10(a) prospectus, and any document required to be delivered to a participant in the Plan pursuant to Rule 428(b) under the Securities Act. All requests should be directed to Human Resources, 1919A West Street, Annapolis, Maryland 21401, telephone number (410) 268-4554.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, as filed with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission on March 22, 2006.

•	The Registrant’s Proxy Statement for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission on March 22, 2006.

•
All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year December 31, 2005.

•
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 10 (File No. 000-49731), as filed with the Commission on June 7, 2002, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Edward L. Lublin, a Partner at Blank Rome LLP, outside counsel to the Registrant, has a substantial interest in the Registrant by virtue of his ownership of shares of Registrant’s Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Registrant's Articles of Incorporation, as amended, provide that Registrant shall, to the fullest extent permitted under the Maryland General Corporation Law, indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending, or completed action suit, or proceeding, whether civil, criminal, administrative, or investigative because such person is or was a director, officer, or employee or agent of Registrant or any predecessor. The relevant provisions of the Maryland General Corporation Law permit a corporation to indemnify any director made a party to any proceeding by reason of services in that capacity if the director acted in good faith and reasonably believed that (i) in the case of conduct in the director's official capacity with the corporation, such conduct was in the best interest of the corporation, and (ii) in all other cases, such conduct was at least not opposed to the best interest of the corporation. In the case of any criminal proceedings, the director must have had no reasonable cause to believe that the conduct was unlawful.

Indemnification may be against judgments, penalties, fines, settlements and reasonable expenses, including attorney's fees, actually incurred by the director in connection with the proceeding. However, if the proceeding was won by or in the right of Registrant, indemnification may be made only against reasonable expenses and may not be made in respect of any proceeding in which the director shall have been adjudged liable to Registrant. In addition, no indemnity is permitted to a director with respect to any proceeding charging improper personal benefit, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received. Maryland law provides that a director who has been successful in the defense of a proceeding shall be indemnified against reasonable expenses incurred in connection with the proceeding. The provision also permits the advancement of reasonable expenses if the director undertakes to repay the amount if it is ultimately determined that the director has not met the standard of conduct necessary for indemnification. Officers, employees and agents of Registrant may be indemnified by Registrant to the same extent as directors.

Registrant’s Bylaws also provide that to the extent permitted by Maryland law, no director or officer of Registrant shall be liable to Registrant or its stockholders for money damages.

Registrant currently maintains an insurance policy that provides coverage pursuant to which the Registrant is to be reimbursed for amounts it may be required or permitted by law to pay to indemnify directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit Number	Description
4.1	Articles of Incorporation of Severn Bancorp, Inc., as amended (1)
4.2	Bylaws of Severn Bancorp, Inc.(2)
5.1	Opinion of Blank Rome LLP
23.1	Consent of Blank Rome LLP (included in Exhibit 5.1)
23.2	Consent of Beard Miller Company LLP
24.1	Powers of Attorney (included on signature page)

(1) Incorporated by reference to Exhibit bearing the same number in Registrant's Registration Statement on Form 10 filed with the Securities and Exchange Commission on June 7, 2002.

(2) Incorporated by reference to Exhibit bearing the same number in Registrant's 2003 Form 10-K filed with the Securities and Exchange Commission on March 25, 2004.

ITEM 9. UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

(1)  to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  to include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

(2)  that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be an initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Annapolis, State of Maryland, on this 11th day of April, 2006.

SEVERN BANCORP, INC. (Registrant)

By: Alan J. Hyatt
      Alan J. Hyatt
      President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan J. Hyatt and Thomas G. Bevivino, and each of them with power to act alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments, including pre-effective and post-effective amendments, to this Registration Statement, and any additional registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof in connection with effecting the filing of the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

April 11, 2006          /s/ Alan J. Hyatt
Alan J. Hyatt
Chairman of the Board,
President, Chief Executive Officer and Director

April 11, 2006          /s/ S. Scott Kirkley
S. Scott Kirkley, Senior Vice President,
Secretary, Treasurer and Director

April 11, 2006          /s/ Melvin E. Meekins, Jr.
Melvin E. Meekins, Jr., Executive Vice President
and Director

April 11, 2006          /s/ Melvin Hyatt
Melvin Hyatt, Director

April 11, 2006          /s/ Ronald P. Pennington
Ronald P. Pennington, Director

April 11, 2006          /s/ T. Theodore Schultz
T. Theodore Schultz, Director

April 11, 2006          /s/ Albert W. Shields
Albert W. Shields, Director

April 11, 2006          /s/ Louis DiPasquale, Jr.
Louis DiPasquale, Jr., Director

April 11, 2006          /s/ Keith Stock
                       Keith Stock, Director

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Blank Rome LLP
23.1	Consent of Blank Rome LLP (included in Exhibit 5.1)
23.2	Consent of Beard Miller Company LLP
24.1	Powers of Attorney (included on signature page)